                                                                  EXECUTION COPY


                         SUPPLEMENTAL WARRANT AGREEMENT

                                 by and between

                            THE FORTRESS GROUP, INC.

                                       and

                           PROMETHEUS HOMEBUILDERS LLC


                          Dated as of February 4, 1999

         SUPPLEMENTAL WARRANT AGREEMENT, dated as of February 4, 1999, between The Fortress Group, Inc., a Delaware corporation (the "COMPANY") and Prometheus Homebuilders LLC (the "WARRANT HOLDER").

         WHEREAS, the Company and the Warrant Holder have entered into that certain Restructuring Agreement, dated as of December 31, 1998 (the "RESTRUCTURING AGREEMENT").

         WHEREAS, it is a condition of the Restructuring Agreement that the parties enter into this Supplemental Warrant Agreement (the "WARRANT AGREEMENT") and the Company issue warrants, as hereinafter described (the "WARRANTS"), to purchase up to an aggregate of 33,333,333 shares of Common Stock.

         The Common Stock issuable upon exercise of the Warrants is referred to herein as the "WARRANT SHARES". Certain capitalized terms used herein and not elsewhere defined are defined in the Restructuring Agreement or, if not defined therein, in the Amended and Restated Stock Purchase Agreement, dated as of February 19, 1998, by and between the Company and the Warrant Holder.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Warrant Certificates; Certain Definitions. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Annualized Revenue Adjustment Amount" means the sum of the cumulative revenues of any disposed subsidiary of the Company for the four full fiscal quarters ended immediately prior to its disposition and (ii) any Annualized Revenue Maintenance Credit.

         "Annualized Revenue Maintenance Amount" means (a) $625 million for each four quarter period tested; provided that (i) such amount shall be decreased to $590 million for the four quarter period ended March 31, 2001 and the four quarter period ended June 30, 2001 if the Company's cumulative consolidated revenues for the four quarter period ended December 31, 1999 were in excess of $675 million (such that an Annualized Revenue Maintenance Credit was available) and (ii) such amount shall be decreased to $515 million for the four quarter period ended September 30, 2001 and the four quarter period ended December 31, 2001, minus (b) any Annualized Revenue Adjustment Amount.

         "Annualized Revenue Maintenance Credit" means for purposes of determining whether any Annualized Revenue Maintenance Default has occurred with respect to the annualized revenue test performed for the period ending December 31, 2000, the amount, if any, that the Company's cumulative consolidated revenues for the four quarter period ended


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December 31, 1999 exceed $625.0 million; provided that no Annualized Revenue
Maintenance Credit shall be available if the Company's cumulative consolidated revenues for the four quarter period ended December 31, 1999 do not exceed $675.0 million.

         "Annualized Revenue Maintenance Default" means any time when the Company's cumulative consolidated revenues, tested quarterly within fifteen days of the end of each quarter beginning with the first quarter of 1999 through and including the first quarter of 2004, for the most recently ended four full fiscal quarters (minus the cumulative revenues generated by any disposed subsidiaries during such period) is less than the Annualized Revenue Maintenance Amount.

         "Asset Sale Adjustment Amount" means (i) with respect to each disposed subsidiary, the cumulative revenues of such disposed subsidiary for the four full fiscal quarters ended immediately prior to its disposition multiplied by the Asset Sale Multiplier or, if higher, the cumulative amount of the next fiscal year's budgeted revenue for each such disposed subsidiary multiplied by the Asset Sale Multiplier and (ii) with respect to each Discontinued Subsidiary, the cumulative revenues of such Discontinued Subsidiary for the four full fiscal quarters ended immediately prior to the date its operations were discontinued multiplied by the Asset Sale Multiplier or, if higher, the cumulative amount of the 1998 budgeted revenue for each such Discontinued Subsidiary multiplied by the Asset Sale Multiplier.

           "Asset Sale Multiplier" shall be determined as follows:

           Quarter in which
           Asset Sale occurs                           Asset Sale Multiplier
           -----------------------------------------------------------------
           1st Quarter 1999                                    2.25
           2nd Quarter 1999                                    2.00
           3rd Quarter 1999                                    1.75
           4th Quarter 1999                                    1.50
           1st Quarter 2000                                    1.25
           2nd Quarter 2000                                    1.00
           3rd Quarter 2000                                    0.75
           4th Quarter 2000                                    0.50
           1st Quarter 2001                                    0.25
           2nd Quarter 2001 and thereafter                     0.00

         "Discontinued Subsidiary" means (i) any subsidiary of the Company whose operations have been discontinued; (ii) any subsidiary of the Company for which the Board of Directors of the Company has formally adopted a plan to discontinue its operations; or (iii) any subsidiary of the Company whose cumulative revenues for the prior four quarter period are less than 50% of its cumulative revenues for the four quarter period ended December 31, 1998.

         "Quarterly Revenue Adjustment Amount" means the lower of (a) 15.75% of the cumulative revenues of any disposed subsidiary of the Company for the four full fiscal quarters


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
ended immediately prior to its disposition and (b) the lowest quarterly revenue such disposed subsidiary produced in the four full fiscal quarters ended immediately prior to its disposition.

         "Quarterly Revenue Maintenance Amount" means $100.0 million minus any Quarterly Revenue Adjustment Amount.

         "Quarterly Revenue Maintenance Default" means any time when the Company's consolidated revenues, tested quarterly within fifteen days of the end of each quarter beginning with the first quarter of 1999 though and including the first quarter of 2004, for the most recently ended full fiscal quarter is less than the Quarterly Revenue Maintenance Amount.

         "Revenue Test Event" means the occurrence of any of (i) a Revenue Threshold Event; (ii) an Annualized Revenue Maintenance Default; or (iii) a Quarterly Revenue Maintenance Default.

         "Revenue Threshold Event" means the time when the Company's cumulative consolidated revenues, tested quarterly within fifteen days of the end of each quarter, for the most recently ended 16 full fiscal quarters exceeds $2,463,153,000, less any Asset Sale Adjustment Amounts, it being understood that the Company's revenues for the first quarter of 1995 through and including the fourth quarter of 1998 for the purposes of determining the occurrence of a Revenue Threshold Event shall at all times be $36,868,000 for the first quarter of 1995; $45,629,000 for the second quarter of 1995; $52,320,000 for the third quarter of 1995; $64,212,000 for the fourth quarter of 1995; $41,312,000 for the first quarter of 1996; $67,195,000 for the second quarter of 1996; $76,557,000 for the third quarter of 1996; $91,409,000 for the fourth quarter of 1996; $70,065,000 for the first quarter of 1997; $105,581,000 for the second quarter of 1997; $117,763,000 for the third quarter of 1997; $151,902,000 for the forth quarter of 1997; $119,482,000 for the first quarter of 1998; $165,818,000 for the second quarter of 1998; $174,545,000 for the third quarter of 1998; and $228,062,000 for the fourth quarter of 1998.

         SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual


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
date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and shall not be affected by any notice to the contrary.

         SECTION 4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

         SECTION 5. Warrants; Exercise of Warrants. (a) On or after September 30, 2001 and on or before September 30, 2003 (the "Adjustment Period") the Warrant Holder may elect to adjust up to five (5) times per year the number of shares issuable upon exercise of the Warrants as of such date (the "Adjustment Date") and from and including such date, during the Exercise Period, the Warrant Holder shall have the right to exercise Warrants hereunder such that the aggregate number of Warrants exercisable pursuant to this Agreement equals the number of Warrants set forth in the table below corresponding to the specified Issue Price as of the Adjustment Date. Such number of Warrants exercisable shall remain the number of Warrants exercisable (subject to adjustment as set forth in Section 10) until the next adjustment, if any, as provided above. "Issue Price" shall mean, as of any date, the Average of the Quoted Prices of the Common Stock for the 60 days preceding such date.

                    Issue Price ($)              Warrants
                    ---------------              --------
                  $12.01 - or greater                    0

                   10.01 - 12.00                   606,061

                    8.01 - 10.00                 1,333,333

                    6.01 - 8.00                  3,333,333

                    4.01 - 6.00                  6,666,667

                    2.01 - 4.00                 13,333,333

                    0.00 - 2.00                 33,333,333


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
         For purposes of illustration, if the Issue Price as of September 30, 2001 is $9.00 per share, the number of Warrants exercisable on September 30, 2001 will be 1,333,333. If any adjustment is made to the Exercise Rate pursuant to Section 10, whether before or after any Warrants become exercisable, an equivalent adjustment shall be made to the Issue Price.

         (b) Subject to the terms of this Agreement, each Warrant holder shall have the right, which shall fully vest upon the occurrence of a Revenue Test Event and may be exercised during the period commencing on September 30, 2001, until 11:59 p.m., New York City time, on March 31, 2004 (the "Exercise Period"), to receive from the Company one fully paid and nonassessable Warrant Share (subject to adjustment as described below) upon exercise of each Warrant and payment of $0.01 per Warrant Share (the "Exercise Price"). In the alternative, each Warrant holder may exercise his right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of his Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in good faith by a majority of the Non-Preferred Stock Directors of the Company, as of the date of any such exercise. Such determination of the Non-Preferred Stock Directors may be challenged in good faith by holders of a majority of the Warrants, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holders and shall be made in good faith and be conclusive absent manifest error; provided, however, that in the event that the determination by the majority of the Non-Preferred Stock Directors is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price. Each Warrant not exercised on or before 11:59 p.m., New York City time, on March 31, 2004 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

         (c) Notwithstanding anything in this Section 5 to the contrary, in the event that the Company redeems any of the New Preferred Stock prior to December 31, 2000 in accordance with the terms of the Certificate of Designations of the New Preferred Stock the aggregate number of Warrants exercisable pursuant to this Agreement shall be reduced in a pro rata amount.

         For purposes hereof, "Non-Preferred Stock Directors" means directors of the Company excluding any director elected to the Board of Directors by the holders of the Preferred Stock voting as a separate class.

         A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of


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
Securities Dealers, Inc. (the "NASD"), and upon payment to the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made, at the option of the Warrant holder (i) in cash or by certified or official bank check payable to the order of the Company, (ii) through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid (the Company will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof), or (iii) in the manner provided in the first paragraph of Section 5(b).

         Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 10(m) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

         The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants exercisable or potentially exercisable Warrant Shares or issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company and at its expense pursuant to the provisions of this Section and of Section 2 hereof.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

         SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant


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
Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may be deliverable upon the exercise of all outstanding Warrants as determined in good faith by the Board of Directors from time to time based on the Exercise Rate in effect at such time.

         The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 9. Stock Exchange Listings. The Company will from time to time take all action, at its expense, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed and register under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all shares of Common Stock from time to time issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.


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
         SECTION 10. Adjustment of Exercise Rate. The number of Warrant Shares for which a Warrant may be exercised (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company, including the Common Stock, and any other stock of the Company, howsoever designated, authorized after this date hereof, has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets and earnings of the Company without limit as to per share amount.

         (a) If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Rate in effect immediately prior to such action shall be adjusted so that each holder of a Warrant thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had exercised such Warrant immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Rates between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Rates in respect of each class of capital stock issuable shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 10(a).

         (b) If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date mentioned below, the Exercise Rate shall be adjusted in accordance with the formula:

                      C'= C x O + N
                              -------------
                              O + (N x P/M)
where:

         C'  =   the adjusted Exercise Rate.


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
         C   =   the then current Exercise Rate.

         O   =   the number of shares of Common Stock outstanding on the
                 record date.

         N   =   the number of additional shares of Common Stock offered.

         P   =   the offering price per share of the additional shares of
                 Common Stock.

         M   =   the Current Market Price per share of Common Stock on the
                 record date.

         The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such rights or warrants are exercisable, not all rights or warrants shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) If the Company distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of three percent (3%) of net earnings before extraordinary items of the Company for the previous fiscal year or (v) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in Section 10(b) above), the Exercise Rate shall be adjusted in accordance with the formula:

                          C'= C x M
                                  ---
                                  M-F
where:

         C'  =   the adjusted Exercise Rate.

         C   =   the then current Exercise Rate.

         M   =   the Current Market Price per share of Common Stock on the
                 record date mentioned below.

         F   =   the fair market value on the record date of the capital stock, securities, indebtedness, assets, rights, options or warrants applicable to one share of Common Stock or if the adjustment pursuant to this Section 10(c) being made in respect of a cash dividend, the total amount of cash to be distributed at such time to holders of Common


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
                 Stock. The Board of Directors of the Company shall determine the fair market value.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         (d) If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Rate shall be adjusted in accordance with the formula:

                      C'= C x    A
                              -------
                              O + P/M
where:

         C'  =   the adjusted Exercise Rate.

         C   =   the then current Exercise Rate.

         O   =   the number of shares outstanding immediately prior to the
                 issuance of such additional shares.

         P   =   the aggregate consideration received for the issuance of such additional shares.

         M   =   the Current Market Price per share on the date of issuance of such additional shares.

         A   =   the number of shares outstanding immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 10(d) does not apply to (i) any transaction or issuance described in Section 10(b) or Section 10(c) above or Section 10(e) below, (ii) the conversion of Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the issuance and exercise of any Warrants pursuant to the terms of this Agreement or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to Section 10(b) or Section 10(c) above or
Section 10(e) below, (iii) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 10(d) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of


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
Section 10(e) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (e) If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Class AA Preferred Stock, Class AB Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the issuance and exercise of any Warrants pursuant to the terms of this Agreement or securities issued in transactions described in Section 10(b) or
Section 10(c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities, the Exercise Rate shall be adjusted in accordance with the formula:

                      C'= C x O + D
                              -------
                              O + P/M
where:

         C'  =   the adjusted Exercise Rate.

         C   =   the then current Exercise Rate.

         O   =   the number of shares outstanding immediately prior to the
                 issuance of such securities.

         P   =   the aggregate consideration received for the issuance of such securities.

         M   =   the Current Market Price per share on the date of issuance of such securities.

         D   =   the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Exercise Rate shall promptly be readjusted to the Exercise Rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Section 10(e) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a


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
business, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this Section 10(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause
(iii) of Section 10(d) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

         (f) Current Market Price.

         In Sections 10(b)-(e) the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive Trading Days commencing 45 trading days before the date in question (the "Current Market Price"). "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business. The "Quoted Price" means, with respect to Common Stock, the last reported sales price for Common Stock as reported by the NASD Automatic Quotations System, National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of Warrants, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of Warrants and shall be made in good faith and be conclusive absent manifest error provided, however, if the Quoted Price as determined by the Board of Directors of the Company is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price.

         (g) Consideration Received.

         For purposes of any computation respecting consideration received pursuant to Sections 10(d)-(e), the following shall apply:

                  (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, (irrespective of the accounting treatment thereof);

                  (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this section)

         (h) No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i) To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 13 hereof.

         (k) The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period. Whenever the Exercise Rate is increased, the Company shall mail to Warrant holders a notice of the increase first class, postage prepaid. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. An increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect for purposes of Sections 10(a)-(e).

         (l) If:

                  (i) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to Sections 10(a)-(e) and if the Company does not arrange for Warrant holders to participate pursuant to Section 10(h);

                  (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 10(m); or

                  (iii) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the Company formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee Company, that issuer shall join in the supplemental Warrant Agreement.

         If this Section 10(m) applies, Sections 10(a)-(e) do not apply.

         (n) In addition, in the event that any other transaction or event occurs to which the foregoing Exercise Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officer, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which will give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Exercise Rate adjustment provisions, necessary to preserve, without dilution, the rights represented by the Warrants. Upon receipt of such opinion or determination, the Company shall promptly mail a copy thereof to the Warrant holders and will make the adjustments described therein.

         (o) Except as provided in the immediately following sentence, any determination that the Company or its Board of Directors must make pursuant to
Section 10 shall be conclusive. Whenever the Company, its Board of Directors or the Non-Preferred Stock

Directors shall be required to make a determination under this Section 10, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of Warrants and any dispute shall be resolved at the Company's expense, by an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holders; provided, however, that in the event the determination by the Board of Directors of the Company is more than 110% of the price determined by the investment banking firm, then the costs incurred by such investment banking firm shall be borne by the Warrant holders who challenged such price.

         (p) In any case in which this Section 10 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (q) Irrespective of any adjustments in the Exercise Rate or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants therefore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Rate on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 12. Financial Statements.

         (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any of the Warrants remain outstanding, the Company shall furnish to the Warrant Holder (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on

Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Warrant remains outstanding, the Company shall furnish to the Warrant Holder and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (b) The Company shall, so long as any of the Warrants are outstanding, deliver to the Warrant Holder, forthwith upon any Executive Officer of the Company becoming aware of any default under this Agreement, an Officers' Certificate specifying such default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 13. Notices to Warrant Holder. Upon any adjustment of the Exercise Rate pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon exercise of a Warrant and payment of the adjusted Exercise Rate, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of Rights to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 10(a) hereof); or

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Rate pursuant to Section 10; then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such Rights or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         SECTION 14. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                    The Fortress Group, Inc.
                    1650 Tysons Boulevard, Suite 600
                    McLean, Virginia 22102
                    Telephone (703) 442-4545
                    Facsimile:  (703) 442-7730
                    Attention:  J. Marshall Coleman

         Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

         SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

         SECTION 16. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

         SECTION 17. Termination. This Agreement shall terminate at 11:59 p.m., Eastern Standard Time on March 31, 2004. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

         SECTION 18. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or Company other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         SECTION 20. HSR Act. Promptly (but in no event later than five days) after receipt of notice from any Warrant Holder of its intention to exercise any Warrants, the Company shall make all filings required to be made under the Hart-Scott-Rodino Improvements Act of 1976 (the "HSR Act") in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

         SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                            THE FORTRESS GROUP, INC.


                            By: /s/    J. Marshall Coleman
                                --------------------------
                                Name:  J. Marshall Coleman
                                Title: Chairman



                            PROMETHEUS HOMEBUILDERS LLC


                                by:  LF Strategic Realty Investors II L.P.,
                                     its member

                                by: Lazard Freres Real Estate Investors L.L.C., its general partner

                            By: /s/    Murry N. Gunty
                                ---------------------
                                Name:  Murry N. Gunty
                                Title: Vice President

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]

                     EXERCISABLE ON OR BEFORE MARCH 31, 2004

No.                                                   Up to 33,333,333 Warrants,
                                                     as determined in accordance
                                                      with the Warrant Agreement

                               Warrant Certificate

                            THE FORTRESS GROUP, INC.

         This Warrant Certificate certifies that Prometheus Homebuilders LLC or registered assigns, is the registered holder of Warrants expiring March 31, 2004 (the "Warrants") to purchase Common Stock, $0.01 par value (the "Common Stock"), of The Fortress Group, Inc., a Delaware Company (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 11:59 p.m. New York City time, on March 31, 2004, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price of $0.01 per share (the "Exercise Price") payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of Warrant Shares issuable upon exercise of the Warrants (the "Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 11:59 p.m., New York City time, on March 31, 2004, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary.

Dated:

                               THE FORTRESS GROUP, INC.


                               By ______________________
                                    President


                               By ______________________
                                    Secretary

                          [Form of Warrant Certificate]

                                    [Reverse]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 31, 2004, entitling the holder on exercise to receive shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of February 4, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants (the "Warrant Holder"). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised during the Exercise Period provided that a Revenue Test Event shall have occurred. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the alternative, each Warrant Holder may exercise its right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Warrant Holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in good faith by the Non-Preferred Stock Directors of the Company, as defined in the Warrant Agreement, as of the date of any such exercise. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Second Amended and Restated Registration Rights Agreement, dated as of February 4, 1999, between the Company and the Warrant Holder. A copy of the Second Amended and Restated Registration Rights may be obtained by the holder hereof upon written request to the Company.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of The Fortress Group, Inc. in the amount of $______ or by delivery of ___ Warrants or in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
_________________.


                                Signature:



Date:



                                Signature Guaranteed: